Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 24, 2022, relating to the financial statements of LXP Industrial Trust and the effectiveness of LXP Industrial Trust’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of LXP Industrial Trust for the year ended December 31, 2021.

/s/ DELOITTE & TOUCHE LLP

New York, New York

July 5, 2022